EXHIBIT 10.3

                            DEBT CONVERSION AGREEMENT



          This Debt Conversion Agreement (the "AGREEMENT") is made effective as of 31 March 1994 by and between H. F. Boeckmann II ("BOECKMANN") and ALPNET, Inc., a Utah corporation ("ALPNET" or the "COMPANY").

                                R E C I T A L S :

          A.  ALPNET has heretofore issued in favor of Boeckmann a promissory note in the principal amount of $2,157,544, dated April 16, 1990, a copy of which note is attached hereto as Exhibit "A" (the "NOTE").

          B. As of 31 March 1994, $1,632,544.90 of the principal balance of the Note remains unpaid; accrued interest through that date has been paid in full.

          C. ALPNET has requested and Boeckmann has agreed to (1) convert all of the principal balance of the debt evidenced by the Note, in the amount of $1,632,544.90, into "ALPNET Preferred Stock" (as herein defined), and ALPNET desires to issue to Boeckmann such ALPNET Preferred Stock; and (2) surrender warrants to purchase 4,416,171 additional shares of "ALPNET Common Stock" (as herein defined), all on the terms and conditions as herein set forth.

          NOW, THEREFORE, for and in consideration of the mutual promises and other consideration herein set forth, it is agreed by the parties as follows:

     1.  CONVERSION OF NOTE TO EQUITY.

          1.1. CONVERSION PREFERRED SHARES. Contemporaneously herewith, ALPNET shall deliver to Boeckmann 527,691 newly issued shares of ALPNET Preferred Stock (the "CONVERSION PREFERRED SHARES"). It is understood and agreed that the total number of Conversion Preferred Shares has been determined by (i) dividing the principal amount of the Note converted to equity, $1,632,544.90, by the conversion per share price of $0.34375, and (ii) dividing that quotient (4,749,219) by nine.

          1.2. SATISFACTION OF NOTE. Delivery of the Conversion Preferred Shares to Boeckmann shall constitute payment in full satisfaction of the total amount due on the Note. Contemporaneously herewith, Boeckmann shall deliver to ALPNET the Note marked "Paid in Full."

          1.3. CONSENT TO ISSUE CONVERSION PREFERRED SHARES. Boeckmann is the holder of 205,882 shares of ALPNET $2.55 convertible, voting, non-cumulative 10% preferred stock, series B, without par value (the "SERIES B PREFERRED STOCK"), represented by Certificate PB001 (the "CERTIFICATE"). Pursuant to the provisions of Paragraph 11 of the Certificate, Boeckmann hereby consents to the creation of the new ALPNET Preferred Stock (as defined herein).

          1.4.  DEFINITION OF CAPITAL STOCK.

               1.4.1. The term "ALPNET PREFERRED STOCK" for purposes of this Agreement shall mean ALPNET $3.09 convertible, voting, non-cumulative 10% preferred stock, series C, without par value in the form attached hereto as Exhibit "B."

               1.4.2. The term "ALPNET COMMON STOCK" for purposes of this Agreement shall mean ALPNET common, voting, no par value stock.

     2. RELEASE OF SECURITY INTERESTS, DEBT COVENANTS AND LOAN AGREEMENTS. In conjunction with the execution of the Note, ALPNET, as borrower, and Boeckmann, as lender, entered into that certain Loan and Security Agreement dated 16 April 1990, as subsequently amended (the "LOAN AGREEMENT"). All capitalized terms used in this Paragraph 2 shall have the meanings for such terms that are set forth in the Loan Agreement, unless otherwise defined in this Agreement.

          2.1. SECURITY INTERESTS IN COLLATERAL. As security for the prompt satisfaction of the Note, Boeckmann was granted a lien upon and a security interest in the following Collateral:

               2.1.1.  US HOLDING COMPANY SHARES.  The US Holding Company
Shares;

               2.1.2. EUROPEAN SHARES. The British Holding Company Shares, the British Operating Company Shares, the French Holding Company Shares, the French Operating Company Shares, the German Holding Company Shares and the German Operating Company Shares;

               2.1.3. LANGUAGE CODE SALE PROCEEDS. Certain proceeds from the sale, disposition, master leasing or licensing of ALPNET's computer software language source codes and operating codes, and documentation related thereto, as described more fully in the Collateral Pledge Agreement;

               2.1.4. FURNITURE, FIXTURES AND EQUIPMENT. All furniture, fixtures and equipment (collectively the "EQUIPMENT") that are owned by ALPNET, including, without limitation, the equipment that is described on Exhibit D attached to the Loan Agreement, but excluding any equipment (including a telephone system) that is being leased by ALPNET;

               2.1.5. ACCOUNTS RECEIVABLE AND INVENTORY. All accounts receivable and inventory (collectively the "ACCOUNTS") that are owned by ALPNET; and

               2.1.6. OTHER COLLATERAL. Other collateral that is more particularly described in that certain Collateral Pledge Agreement, the Copyright Assignment (as defined below) and the Loan Agreement.

          2.2. DOCUMENTATION OF SECURITY INTEREST. Simultaneously with the execution of the Loan Agreement, ALPNET and Boeckmann entered into a Collateral Pledge Agreement, certain Affiliate Pledge Agreements, a Copyright Collateral Assignment (the "COPYRIGHT ASSIGNMENT") and other documents to document and evidence the liens and security interests granted in the Collateral to Boeckmann.

          2.3. RELINQUISHMENT OF SECURITY POSITION. In conjunction with the debt conversion effected by this Agreement, Boeckmann does hereby (a) relinquish and terminate his liens and security interests in all of the Collateral and in any and all other assets of ALPNET or its subsidiaries in which Boeckmann may hold a security interest; and (b) confirm that the Loan, the Indebtedness and the Obligations under the Loan Agreement and all amounts secured by the Loan Agreement, the Collateral Pledge Agreement and the Copyright Assignment have been satisfied in full. Boeckmann agrees that he shall do such further acts and things and shall execute and deliver such additional documents and instruments that might be reasonably necessary, or as ALPNET, or its counsel, may reasonably require, in order to release and terminate his liens and security interests in all of the Collateral and in any and all other assets of ALPNET or its subsidiaries in which he holds a security interest.

          2.4. DEBT COVENANTS. In Section 6 of the Loan Agreement, ALPNET and its subsidiaries covenanted and agreed with Boeckmann that, so long as any of the Obligations (as defined therein) remained unsatisfied and without obtaining the prior written consent of Boeckmann, ALPNET would comply with each and every covenant set forth in said Section 6 (the "DEBT COVENANTS").

          2.5. RELEASE OF DEBT COVENANTS AND RELATED AGREEMENTS. In conjunction with the debt conversion effected by this Agreement, Boeckmann does hereby (a) relinquish his right to enforce, and does hereby release ALPNET from, each and every Debt Covenant; and (b) terminate, and release all of his continuing rights under, the Loan Agreement, the Collateral Pledge Agreement, the Copyright Assignment, all Collateral Documents, the Affiliate Pledge Agreements, a "Subordination Agreement" that is dated 18 September 1992 and that was executed by Boeckmann, ALPNET and Michael F. Eichner ("EICHNER"), legal charges of shares for the British Companies and pledges of shares for the French Companies and the German Companies. Boeckmann shall do such further acts and things and shall execute and deliver such additional documents and instruments that might be reasonably necessary, or as ALPNET, or its counsel, may reasonably require, in order to relinquish his rights to enforce, and to release ALPNET from, any and all obligations under the Debt Covenants, and to evidence further the foregoing terminations and releases.

     3.  CONVERSION PREFERRED SHARES.

          3.1. FUTURE ADJUSTMENTS. In case ALPNET shall at any time (i) subdivide its outstanding shares of ALPNET Common Stock into a greater number of shares or (ii) pay a dividend in shares of ALPNET Common Stock or make a distribution in shares of ALPNET Common Stock, the conversion of Conversion Preferred Shares into ALPNET Common Stock shall be proportionately increased, and, conversely, in case the outstanding shares of the ALPNET Common Stock shall be combined into a smaller number of shares, the conversion of the Conversion Preferred Shares into ALPNET Common Stock shall be proportionately decreased.

          In case of any classification, reclassification, or other reorganization of the capital stock of ALPNET, or in case of the consolidation or merger of ALPNET with or into another corporation, or the conveyance to another corporation of all or any major portion of the assets of ALPNET, then, as part of such classification, reclassification, reorganization, consolidation, merger, or conveyance, adequate provision shall be made whereby Boeckmann upon the conversion of the Conversion Preferred Shares into ALPNET Common Stock shall be entitled to receive on the same basis and conditions as holders of the ALPNET Common Stock, the stock, securities or other property which Boeckmann would have been entitled to receive upon such classification, reclassification or other reorganization, consolidation, merger or conveyance, if Boeckmann had converted the Conversion Preferred Shares immediately prior to such classification, reclassification or other reorganization, consolidation, merger or conveyance; and, in any such case, appropriate provision shall be made with respect to the rights and interests of Boeckmann to the end that the provisions hereof (including, without limitation, provisions for adjustment of the conversion of the Conversion Preferred Shares into ALPNET Common Stock) shall thereafter be applicable, as nearly as may be, in relation to any shares of stock, securities or other property thereafter deliverable upon the conversion of the Conversion

Preferred Shares into ALPNET Common Stock; and, as a condition of any such consolidation, merger, or conveyance, any corporation which shall become successor to ALPNET by reason of such consolidation, merger or conveyance shall expressly assume the obligation to deliver, upon the conversion of the Conversion Preferred Shares into ALPNET Common Stock, such shares of stock, securities or other consideration as Boeckmann shall be entitled to receive pursuant to the provisions hereof. The foregoing provisions shall similarly apply to successive classifications, reclassifications, or other reorganizations and to successive consolidations, mergers, and conveyances of or by any such successor.

          3.2. RESTRICTIONS. The Conversion Preferred Shares, shall bear a restrictive legend (the "RESTRICTIVE LEGEND") that is substantially in the following form:

     THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER ANY STATE SECURITIES LAWS IN RELIANCE UPON EXEMPTIONS FROM REGISTRATION FOR NON-PUBLIC OFFERINGS. THIS SECURITY MAY NOT BE SOLD OR TRANSFERRED UNLESS IT IS REGISTERED UNDER THE ACT AND UNDER APPLICABLE STATE SECURITIES LAWS OR UNLESS THE ISSUER RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT AN EXEMPTION FROM REGISTRATION IS AVAILABLE.


          3.3. INVESTMENT REPRESENTATION. Boeckmann does hereby represent and warrant to ALPNET that all shares and securities acquired or to be acquired by Boeckmann hereunder are being acquired for investment purposes only, for his own account and not with a view to resale or redistribution.

          3.4. REGISTRATION. Upon the written request of Boeckmann, ALPNET does hereby agree to register with the United States Securities and Exchange Commission (the "S.E.C.") and to qualify under any applicable Blue Sky or other state securities laws, from time to time, the offer and sale by Boeckmann of ALPNET Common Stock issued, from time to time, as a result of the conversion of the Conversion Preferred Shares. Any registrations and qualifications provided for herein shall be accomplished within 90 days after ALPNET files its next annual Form 10-K report with the S.E.C. following the conversion of the Conversion Preferred Shares into ALPNET Common Stock; provided, however, that ALPNET shall not be required to register fewer than 200,000 shares in any one registration and/or qualification.

               3.4.1. All expenses incurred in connection with any registration or qualification pursuant to this Paragraph 3.4, including, without limitation, all registration, filing, and qualification fees, printing expenses, fees and disbursements of counsel for ALPNET, and expenses of any special audits incidental to or required by such registration, shall be borne by ALPNET.

               3.4.2. In the case of each registration and qualification effected by ALPNET pursuant to this Paragraph 3.4, ALPNET will keep Boeckmann advised in writing as to the initiation of each such registration and qualification and as to the completion thereof. At its expense ALPNET will:

                    3.4.2.1. Keep such registration and qualification effective for a period of 120 days, or until the distribution described in the registration statement relating thereto has been completed, whichever first occurs; and

                    3.4.2.2. Furnish such number of prospectuses and other documents incident thereto as Boeckmann from time to time may reasonably request.

               3.4.3. INDEMNIFICATION. ALPNET will indemnify Boeckmann with respect to any registration and qualification effected pursuant to this Paragraph 3.4 against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document (including any related registration statement, notification or the like) incident to any such registration or qualification, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by ALPNET of any rule or regulation promulgated under the Securities Act of 1933, as amended (the "SECURITIES ACT"), or any state securities law applicable to ALPNET and relating to action or inaction required of ALPNET in connection with any such registration or qualification, and will reimburse Boeckmann for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, provided that ALPNET will not be liable in any such case to the extent that any such claim, loss, damage or liability arises out of or is based on any untrue statement or omission based upon written information furnished to ALPNET by an instrument duly executed by Boeckmann specifically for use therein.

               Boeckmann will indemnify ALPNET, each of its directors and officers who sign such registration statement, and each person who controls ALPNET within the meaning of the Securities Act, with respect to any registration and qualification effected pursuant to this Paragraph 3.4, against all claims, losses, damages, and liabilities (or actions in respect thereof) arising out of or based on any untrue statement of a material fact contained in any registration statement, prospectus, offering circular or other document incident to any such registration or qualification or any omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse ALPNET, and such other directors, officers or other persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability, or action, in each case to the extent, but only to the extent, that such untrue statement or omission is made in such registration statement, prospectus, offering circular, or other document in reliance upon and in conformity with written information furnished to ALPNET by an instrument duly executed by Boeckmann specifically for use therein.

               Each party entitled to indemnification under this Paragraph 3.4.3 (the "INDEMNIFIED PARTY") shall give notice to the party required to provide indemnification (the "INDEMNIFYING PARTY") promptly after such Indemnified Party has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not be unreasonably withheld), and the Indemnified Party may participate in such defense at such party's expense, and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying party of its obligations under this paragraph. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

               3.4.4. Boeckmann shall furnish to ALPNET such written information relating to him and the distribution proposed by him as ALPNET may reasonably request in writing and as shall be required in connection with any registration or qualification referred to in this Paragraph 3.4.

          3.5. RESERVATION OF SHARES. There have been reserved, and ALPNET shall at all times keep reserved, out of its authorized and unissued ALPNET Common Stock a number of shares of ALPNET Common Stock sufficient to provide for the exercise of the rights of conversion of the issued and outstanding ALPNET Preferred Stock. The transfer agent for the ALPNET Common Stock (the "TRANSFER AGENT") and every subsequent transfer agent for any shares of ALPNET's capital stock issuable upon the exercise of any of the rights of purchase aforesaid will be irrevocably authorized and directed at all times to reserve such number of authorized shares as shall be requisite for such purpose. ALPNET will keep a copy of this Agreement on file with the Transfer Agent and with every subsequent transfer agent for any shares of ALPNET's capital stock issuable upon the exercise of the rights of conversion of the ALPNET Preferred Stock.

     4.  SURRENDER OF WARRANTS.

          4.1. WARRANTS OUTSTANDING. Boeckmann presently holds three outstanding warrants (L013, L014, and L015) to purchase a cumulative total of 4,416,171 shares of ALPNET Common Stock for the purchase price of $0.85 per share (the "OUTSTANDING WARRANTS"). Copies of the three Outstanding Warrants are attached hereto as Exhibits C-1, C-2 and C-3, respectively. Boeckmann hereby represents and warrants to ALPNET that he does not own or hold any other warrants to purchase ALPNET Common Stock other than the Outstanding Warrants.

          4.2. SURRENDER FOR CONSIDERATION. For ten dollars ($10.00) and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, contemporaneously herewith Boeckmann shall surrender and deliver to ALPNET the Outstanding Warrants, duly endorsed for cancellation.

          4.3. INABILITY TO SURRENDER ALL OUTSTANDING WARRANTS. Boeckmann expressly agrees that if he is unable to surrender and deliver all three Out-standing Warrants to ALPNET for any reason, then (a) Boeckmann shall execute and deliver to ALPNET a lost instrument agreement in form reasonably satisfactory to ALPNET for each misplaced Outstanding Warrant; and (b) upon receipt by ALPNET of such evidence satisfactory to it of the loss, theft or destruction of any Outstanding Warrant, the Company will execute a new Warrant of like tenor which will then be endorsed by Boeckmann, surrendered to the Company on behalf of Boeckmann and cancelled.

     5. FINANCIAL MONITORING AGREEMENT. The parties agree that, as soon as is reasonably possible after the execution of this Agreement, they shall enter into a financial monitoring agreement (the "MONITORING AGREEMENT") whereby:

          5.1. APPROVAL RIGHTS. Boeckmann will be given the right to approve each and every major transaction of ALPNET, including, but not limited to, equity and financing transactions and asset purchases and dispositions. For purposes of this Paragraph 5, the term "MAJOR TRANSACTION" shall mean each and every transaction where the aggregate amount involved for ALPNET exceeds ten percent (10%) of the then current assets of the Company and its subsidiaries determined on a consolidated basis.

          5.2. LEGAL EXISTENCE AND LAWS. ALPNET will agree to guarantee and annually certify to Boeckmann (i) its compliance with all material applicable laws, and with all material contracts and corporate agreements to which it is a party, and (ii) that it is keeping and maintaining insurance to such extent and against such risks as is customary for companies of comparable size in the same or similar business and property in the same general area.

          5.3. IAB DELEGATE. Boeckmann will be given the right to have a delegate of his choice participate in ALPNET's International Advisory Board meetings, once per quarter, at ALPNET's expense.

     6. CONDITIONS OF CONVERSION. The performance of Boeckmann under this Agreement is conditioned upon the occurrence of the following events, or the waiver thereof in writing by Boeckmann:

          6.1. NFT VENTURES AGREEMENT. ALPNET shall have consummated with NFT Ventures, Inc. ("NFT VENTURES"), an agreement whereby (i) NFT Ventures will convert $175,000 of debt into ALPNET Preferred Stock on the same basis as the Boeckmann conversion, and (ii) NFT Ventures will surrender for cancellation its warrants to purchase 3,600,810 additional shares of ALPNET Common Stock which NFT Ventures currently holds; and

          6.2. EICHNER AGREEMENT. ALPNET shall have consummated with Eichner an agreement whereby (i) Eichner shall delay principal payments on the SFR300,000 of debt owed by the Company to him for a period of 30 months so that the first principal payment will be due 30 September 1996, and (ii) Eichner will surrender for cancellation his warrants to purchase 372,626 additional shares of ALPNET Common Stock which he currently holds; and

          6.3. HAEHL AGREEMENT. ALPNET shall have consummated with Dr. W.D. Haehl ("HAEHL") an agreement whereby Haehl will defer the 30 September 1994 due date for the guaranteed value of his ALPNET shares to be worth DM2,000,000 for a period of two years; and

          6.4. LEGAL OPINION. ALPNET shall have obtained an opinion for the Company upon which Boeckmann may rely, from its legal counsel, that, given the fact that Boeckmann has sold approximately 100,000 shares of ALPNET common stock within six months of the effective date of this Agreement, and Boeckmann intends to sell additional shares of ALPNET common stock within the six months following the effective date of this Agreement, the conversion of debt to equity as described in paragraphs 1.1 and 6.1 hereof will be exempt from Section 16(b) of the U.S. Securities Exchange Act of 1934, as amended.

     7. REPRESENTATIONS AND WARRANTIES BY THE COMPANY. The Company hereby represents and warrants to Boeckmann that on and as of the date hereof:

          7.1. DUE INCORPORATION AND STANDING. The Company is duly incorporated and validly existing in good standing under the laws of the state of Utah, with full corporate power to own its properties and conduct its business as currently conducted. The Company is not qualified, nor to its knowledge is it required under applicable local law to be qualified, to do business in any other jurisdiction.

          7.2. AUTHORIZATION. The execution, delivery and performance of this Agreement and each of the transactions contemplated hereby have been duly and validly authorized by the board of directors of the Company, and the Company has taken all other necessary corporate action to authorize and approve this Agreement and the consummation of the transactions contemplated hereby.

          7.3. RESTRICTED SECURITIES. The securities issued or to be issued under this Agreement will be issued as restricted securities in a private offering pursuant to an exemption from registration therefor under the Securities Act.

          7.4. MATERIAL CONTRACTS. Except for those items set forth in the Waiver Agreement between ALPNET and Boeckmann dated 31 December 1993, the Company is not in violation of any material provision of any material contract or agreement to which Company is a party, by which it is bound or to which its property is subject (collectively the "MATERIAL CONTRACTS").

          7.5. ABSENCE OF CONFLICT. The execution and delivery of this Agreement by the Company and the consummation of the transactions contemplated hereby do not conflict with or breach any provision of the articles of incorporation or bylaws of the Company or of any Material Contract, and the Company does not know of any other breach of its articles of incorporation.

          7.6. LITIGATION. There are no existing or pending, and the Company does not know of any threatened, material claims of any kind or any material actions, suits, proceedings or investigations against (i) the Company, (ii) any director, officer, agent or employee of the Company, in his or her business capacity as such, or (iii) the business or properties of the Company.

          7.7. AUTHORIZED CAPITAL. The Company is authorized to issue 40,000,000 shares of ALPNET Common Stock, of which 15,562,223 shares are issued and outstanding. The Company is authorized to issue 2,000,000 shares of preferred stock (in different series, as authorized by the Company's board of directors, from time to time), of which 459,411 shares of Series B Preferred Stock are presently issued and outstanding; provided, however, that the Company has agreed to issue 584,257 shares of ALPNET Preferred Stock in connection with this Agreement and that certain agreement ALPNET is entering into with NFT Ventures simultaneously with this Agreement. The Company has issued warrants to purchase 8,389,607 shares of ALPNET Common Stock, which warrants are being simultaneously surrendered and cancelled pursuant to this Agreement, the NFT Ventures agreement and that certain agreement ALPNET is entering into with Eichner. The Company has reserved 1,200,000 shares of Common Stock for issuance under employee stock option plans, of which approximately 888,089 shares are presently subject to outstanding options which have not been exercised. There are no other shares of the Company's capital stock issued and outstanding and, except for the Series B Preferred Stock and the ALPNET Preferred Stock, there are not outstanding (i) any other securities convertible into or exchangeable for any of the Company's capital stock or (ii) any other rights to purchase or subscribe for capital stock, or securities convertible into or exchangeable for capital stock, of Company.

     8. REPRESENTATIONS AND WARRANTIES BY BOECKMANN. Boeckmann hereby represents and warrants to ALPNET that as of the date of executing and delivering this Agreement, Boeckmann has not assigned, and is the lawful holder of, the following securities or instruments, free and clear of the rights and claims of others: (a) the Note; (b) the Outstanding Warrants; and (c) 253,529 shares of Series B Preferred Stock evidenced by the Certificate.

     9.  MISCELLANEOUS PROVISIONS.

          9.1. NOTICES. Notice required by this Agreement shall be given in writing sent by U.S. Mail, Federal Express (or equivalent courier service) or facsimile telecopy addressed as follows (or to such other address or facsimile number subsequently provided in writing by such party):

          Boeckmann:     15505 Roscoe Boulevard
                         Sepulveda, CA  94313
                         Fax No. (818) 892-7367


          ALPNET:        4444 South 700 East, #204
                         Salt Lake City, UT  84107-3075
                         Fax No. (801) 265-3310

Any notice sent pursuant to this paragraph shall be deemed effective: (i) if by certified U.S. mail or Federal Express, on the date of the first attempted delivery (excluding Saturdays, Sundays and holidays); and (ii) if by facsimile transmission, immediately upon confirmed transmission.

          9.2. ASSIGNMENT. Except as herein provided, this Agreement may not be assigned by either party without the written consent of the other party first had and obtained; provided, however, notwithstanding any other provision of this Agreement, including without limitation, the provisions of this Paragraph 8.2, the rights granted to Boeckmann in Paragraph 3.4 to cause ALPNET to register the shares of ALPNET Common Stock issuable upon the conversion of the Conversion Preferred Shares into ALPNET Common Stock may be assigned by Boeckmann to a transferee or assignee of any of such securities, provided that ALPNET is given written notice by Boeckmann at the time of or within a reasonable time after said transfer, stating the name and address of said transferee or assignee and identifying the securities with respect to which such registration rights are being assigned.

          9.3. ENTIRE AGREEMENT. The parties acknowledge that this Agreement and the instruments referred to herein contain their entire understanding with respect to the specific matters referred to herein and supersede all prior understandings, correspondence, memoranda, representations, negotiations, letters of intent or other prior agreements with respect thereto and that this Agreement may not be amended or modified except by a written instrument signed by all parties affected thereby.

          9.4. APPLICABLE LAW. It is understood and agreed that the laws of the State of Utah shall apply to all aspects of this transaction which may relate to the issuance, purchase, sale or transfer of securities. As to all other aspects of this transaction, the substantive laws of the State of California (or at the sole option of Boeckmann, the laws of the State of Utah) shall govern the construction and interpretation of this Agreement and the rights and remedies of the parties. In that regard the parties expressly submit themselves to the jurisdiction of (i) California state courts and/or the United States District Court of the Central District of California (if Boeckmann elects California law); or (ii) Utah state courts and/or the United States District Court for the District of Utah, Central Division (if Boeckmann elects Utah law), in any action or proceeding arising out of this Agreement.

          9.5. WAIVER. No waiver of any breach or default by any party to this Agreement shall be considered to be a waiver of any other breach or default.

          9.6. SEVERABILITY. Whenever possible, each provision of this Agreement and every related document shall be interpreted in such manner as to be valid under applicable law; however, if any provision of any of the foregoing is invalid or prohibited under applicable law, then such provision shall be ineffective to the extent of such invalidity or prohibition without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          9.7. COUNTERPARTS. For the convenience of the parties, this Agreement may be executed in counterparts, each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same instrument. The counterparts are in all respects identical, and each of the counterparts shall be deemed to be complete in itself so that any one may be introduced in evidence or used for any other purpose without the production of the other counterparts. This Agreement shall be effective when one or more of such counterparts has been executed by each party and delivered. If a party receives a facsimile transmission of this Agreement from another party, which transmission bears the signature of the other party, then it shall be deemed that (i) the Agreement that is sent by facsimile transmission conforms to the original, (ii) the original Agreement bears a genuine signature of the other party and (iii) the Agreement has been delivered by the other party. In such event, the other party shall send an original of the Agreement to the receiving party by regular mail.

          9.8. AUTHORIZATION. Each individual executing this Agreement does thereby represent and warrant to any other individual so signing (and to each other entity for which another individual is signing) that the individual has been duly authorized to deliver this Agreement in the capacity and for the entity that is set forth where he signs.

          9.9. COSTS AND ATTORNEYS' FEES. In the event that either party shall be required to engage legal counsel to enforce the provisions of this Agreement, the prevailing party shall be entitled to recover all cost and expenses, including reasonable attorneys' fees, whether suit be instituted or not, and whether at trial or on appeal.

     IN WITNESS WHEREOF, the parties have signed this Agreement effective as of the day and year first set forth above.



                                   \s\ H.F. Boeckmann, II
                                   H. F. BOECKMANN, II




                                   ALPNET, INC., a Utah Corporation



                                   By:\s\ Thomas F. Seal
                                      THOMAS F. SEAL
                                      President
ATTEST:



\s\ Leo A. Jardine
LEO A. JARDINE
Secretary

                              Schedule of Exhibits
                                       to
                            Debt Conversion Agreement

                                                                   Referred to
Exhibit        Description                                         in Paragraph


Exhibit A      $2,157,544 Promissory Note,
               dated April 16, 1990                                      A

Exhibit B      Form of ALPNET Preferred Stock
               Certificate, Series C                                   1.4.1

Exhibit C      Warrants Being Surrendered

     C-1            Warrant L013 for 1,544,115 shares
                    @ .85/share, expires 31 July
                    2003                                                 4.1

     C-2            Warrant L014 for 2,052,801 shares
                    @ .85/share, expires 31 July
                    2003                                                 4.1

     C-3            Warrant L015 for 819,255 shares
                    @ .85/share, expires 5 years
                    after Note is satisfied                              4.1